Exhibit 10.46
AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) is made and entered into as of this 30th day of September, 2011, between Arrhythmia Research Technology, Inc., a Delaware corporation, having its executive offices at 25 Sawyer Passway, Fitchburg, MA 01420 (hereinafter referred to as the “Company”), and James E. Rouse, an individual (hereinafter referred to as “Executive”) as follows:

WHEREAS, the undersigned are parties to that certain Executive Employment Agreement dated as of December 4, 2006, as modified by letter agreement between the parties dated December 30, 2010 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive hereby amend the Agreement as follows:

1.    Section 2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

“2.    Term. This Agreement shall be effective as of October 5, 2006 (the “Effective Date”). Subject to the terms hereinafter provided, the term of employment shall be from the Effective Date through December 31, 2012 (the “Period of Employment”).”

2.     Section 4a. The first sentence of Section 4.a., entitled “Base Compensation”, is hereby amended to read in its entirety as follows:

“The Company shall pay to Executive base compensation at the rate of $288,000, commencing as of October 5, 2011, which base compensation shall be paid to Executive in installments in accordance with the general practice of the Company, subject to withholding and other applicable taxes.”

3.     Mutual Drafting. This Amendment is the joint product of Executive and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

4.     No Other Amendments; Governing Law; Counterparts. Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of laws provisions. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
[Signature page follows.]
IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
By:	/s/ E.P. Marinos
Name:	E.P. Marinos
Title:	Chairman of the Board

EXECUTIVE
By:	/s/ James E. Rouse
Name:	James E. Rouse, individually

X-5